Exhibit 99.1

FOR IMMEDIATE RELEASE

ICO LAUNCHES NEW ERA IN MOBILE SATELLITE SERVICES
ICO G1 Satellite Lifts Off from Cape Canaveral

Cape Canaveral, Fl., (Business Wire) April 14, 2008 - ICO Global Communications (Holdings) Limited (ICO) (NASDAQ: ICOG) announced today that it has successfully launched its North American geosynchronous satellite, ICO G1. ICO will be conducting alpha trials for its fully interactive mobile video, navigation and emergency assistance service to be known as ICO mim™ (mobile interactive media) later this year.

ICO G1 was launched at 4:12 pm Eastern (US) time, and was successfully placed into its initial geosynchronous transfer orbit at 4:43 pm. The initial telemetry and command contact with the spacecraft was established through the Perth, Australia ground station. The final position of the spacecraft will be at 92.85 degrees west longitude and will provide service to the entire United States, Puerto Rico, and the US Virgin Islands.

“Today’s launch of ICO G1 was flawless,” reported Bob Day, ICO senior vice president, space systems. “The spacecraft correctly separated from the launch vehicle 30.8 minutes after liftoff. Telemetry signals have been received and the spacecraft appears healthy.”

“With our launch of ICO G1, ICO is now poised to deliver a new generation of mobile services for consumers,” commented Tim Bryan, chief executive officer of ICO. “We look forward to meeting our 12th and final FCC milestone by May 15, 2008, when we anticipate certifying that ICO G1 is operational. Later this summer we will commence market trials in Las Vegas, Nevada and the Raleigh Durham area of North Carolina for our mobile interactive media service, ICO mim™, which we expect to launch commercially later in 2009.”

About ICO G1

ICO G1 is an innovative next-generation satellite designed to deliver a wide variety of interactive services to mobile and portable devices. ICO G1 was constructed by Space Systems/Loral using the Loral 1300 platform. The satellite was launched from Cape Canaveral, Florida on board an Atlas V 421 launch vehicle provided by United Launch Alliance and was launched by Lockheed Martin Commercial Launch Services. With a total mass of 6634kg, ICO G1 is the largest satellite ever launched by an Atlas rocket, and is the largest commercial satellite ever launched.

ICO G1 will operate in the 2 GHz S-band and will provide coverage to the United States and most of North America. The S-band antenna has an aperture of 12 meters and was built by Harris Corporation.

ICO G1 is the first satellite to utilize an innovative ground-based beam forming (GBBF) system for both satellite-receive and satellite-transmit directions. GBBF will provide unprecedented flexibility in operation for the spacecraft to form S-band antenna beams, flexibility in assigning frequencies and power, and will accommodate any modulation protocol within ICO’s licensed spectrum. GBBF can form up to 250 transmit and 250 receive independent S-band beams.

About ICO

ICO Global Communications (Holdings) Limited is a satellite communications company developing an advanced next-generation hybrid media system, combining both satellite and terrestrial communications capabilities. ICO G1 is capable of supporting wireless voice, data, and/or Internet services throughout the United States on mobile and portable devices. ICO is deploying a mobile interactive media service known as ICO mim™.  ICO mim will combine ICO’s unique interactive satellite capability with nationwide coverage to deliver a new level of navigation, enhanced roadside assistance and the ultimate mobile video experience, including 10-15 live channels of premium television content.  ICO is based in Reston, Virginia. For more information, visit www.ico.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding the timing of certifying ICO G1 operational, as well as alpha trials and commercial availability of the ICO mim service. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from our expected results, including the potential for further launch delays. More information about risks is contained in ICO's most recent Annual Report on Form 10-K and its other filings with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release speak as of the date hereof, and ICO undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:

Christopher Doherty
ICO
703-964-1414
christopher.doherty@ico.com

Amy Calhoun
Stanton Communications
703-725-9680
acalhoun@stantoncomm.com

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PHOTO 1 CAPTION: ICO G1 launching from Cape Canaveral, Florida at 4:12 pm Eastern time, Monday, April 14. Photo courtesy Lockheed Martin Commercial Launch Services and United Launch Alliance.